Exhibit 10.1

HAMPTON ROADS BANKSHARES, INC.

2011 OMNIBUS INCENTIVE PLAN

(AS REVISED, JUNE 2012)

Changes adopted by Board of Directors
May 21, 2012

Changes approved by Shareholders
June 25, 2012

Hampton Roads Bankshares, Inc.
2011 Omnibus Incentive Plan (as revised)

Table of Contents

ARTICLE I DEFINITIONS	1

1.01. Administrator	1
1.02. Affiliate	1
1.03. Agreement	1
1.04. Award	1
1.05. Board	1
1.06. Code	1
1.07. Committee	1
1.08. Common Stock	2
1.09. Company	2
1.10. Corresponding SAR	2
1.11. Effective Date	2
1.12. Exchange Act	2
1.13. Fair Market Value	2
1.14. Family Member	2
1.15. Incentive Award	2
1.16. Initial Value	3
1.17. Option	3
1.18. Participant	3
1.19. Performance Criteria	3
1.20. Plan	3
1.21. Related Entity	3
1.22. SAR	4
1.23. Section 409A	4
1.24. Stock Award	4
1.25. Stock Units	4
1.26. Transaction	4

ARTICLE II PURPOSES	5

ARTICLE III ADMINISTRATION	6

ARTICLE IV ELIGIBILITY	7

ARTICLE V STOCK SUBJECT TO PLAN	8

5.01. Shares Issued	8
5.02. Aggregate Limit	8
5.03. Reallocation of Shares	8

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Hampton Roads Bankshares, Inc.
2011 Omnibus Incentive Plan (as revised)

ARTICLE VI OPTIONS	10

6.01. AWARD	10
6.02. Option Price	10
6.03. Maximum Option Period	10
6.04. Nontransferability	10
6.05. Transferable Options	10
6.06. Employee Status	11
6.07. Exercise	11
6.08. Payment	11
6.09. Shareholder Rights	12
6.10. Disposition of Stock	12

ARTICLE VII SARs	13

7.01. Award	13
7.02. Maximum SAR Period	13
7.03. Nontransferability	13
7.04. Transferable SARs	13
7.05. Exercise	14
7.06. Employee Status	14
7.07. Settlement	14
7.08. Shareholder Rights	14

ARTICLE VIII STOCK AWARDS	15

8.01. Award	15
8.02. Vesting	15
8.03. Employee Status	15
8.04. Shareholder Rights	15

ARTICLE IX STOCK UNITS	17

9.01. Award	17
9.02. Earning the Award	17
9.03. Payment	17
9.04. Nontransferability	17
9.05. Transferable Stock Units	18
9.06. Employee Status	18
9.07. Shareholder Rights	18

ARTICLE X INCENTIVE AWARDS	19

10.01. Award	19
10.02. Terms and Conditions	19
10.03. Payment	19

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Hampton Roads Bankshares, Inc.
2011 Omnibus Incentive Plan (as revised)

10.04. Non-Transferability	20
10.05. Transferable Incentive Awards	20
10.06. Employee Status	20
10.07. Stockholder Rights	20

ARTICLE XI ADJUSTMENT UPON CHANGE IN COMMON STOCK	21

11.01. Antidilution Adjustments	21
11.02. Substitution of Awards	22
11.03. Adjustment of Performance Goals	22

ARTICLE XII COMPLIANCE WITH LAW AND APPROVAL
OF REGULATORY BODIES	23

ARTICLE XIII GENERAL PROVISIONS	24

13.01. Effect on Employment and Service	24
13.02. Unfunded Plan	24
13.03. Rules of Construction	24
13.04. Tax Withholding	24
13.05. Section 409A	24
13.06. Tax Consequences	25

ARTICLE XIV AMENDMENT	26

ARTICLE XV DURATION OF PLAN	27

ARTICLE XVI EFFECTIVE DATE OF PLAN	28

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Hampton Roads Bankshares, Inc.
2011 Omnibus Incentive Plan (as revised)

ARTICLE I

DEFINITIONS

1.01.	Administrator

Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.  Notwithstanding the preceding sentence, “Administrator” means the Board on any date on which there is not a Committee or on which the Committee cannot act.

1.02.	Affiliate

Affiliate has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as amended from time to time.

1.03.	Agreement

Agreement means the document (in written or electronic form) communicating the terms, conditions and limitations applicable to an Award. The Committee may, in its discretion, require that the Participant execute such Agreement, or may provide for procedures through which Agreements are made available but not executed. Any Participant who is granted an Award and who does not affirmatively reject the applicable Agreement shall be deemed to have accepted the terms of Award as embodied in the Agreement.

1.04.	Award

Award means a Stock Award, Stock Unit, Incentive Award, Option or SAR, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in accordance with the objectives of this Plan.

1.05.	Board

Board means the Board of Directors of the Company.

1.06.	Code

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.07.	Committee

Committee means the Compensation Committee of the Board, or any successor committee thereto, or any other committee or subcommittee of the Board designated by the Board to administer the Plan; provided that the Committee shall consist solely of individuals who are “outside directors” for purposes of Section 162(m) of the Code and “non-employee directors” for purposes of Section 16 of the Exchange Act.

Hampton Roads Bankshares, Inc.
2011 Omnibus Incentive Plan (as revised)

1.08.	Common Stock

Common Stock means the common stock of the Company.

1.09.	Company

Company means Hampton Roads Bankshares, Inc.

1.10.	Corresponding SAR

Corresponding SAR means a SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.11.	Effective Date

Effective Date means the date this Plan is adopted by the Board.

1.12.	Exchange Act

Exchange Act means the Securities Exchange Act of 1934, as amended from time to time.

1.13.	Fair Market Value

Fair Market Value means, on any given date, the reported “closing” price of a share of Common Stock on the day before such date as reported by the principal national securities exchange on which the Common Stock is listed, or if such exchange is not open on the applicable determination date, then on the next preceding day that the exchange is open.

1.14.	Family Member

Family Member includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employees household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests.

1.15.	Incentive Award

Incentive Award means a cash-denominated Award which, subject to the terms and conditions as may be prescribed by the Administrator, entitles the Participant to receive a payment, in cash or Common Stock, or a combination of cash and Common Stock from the Company.

Hampton Roads Bankshares, Inc.
2011 Omnibus Incentive Plan (as revised)

1.16.	Initial Value

Initial Value means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to a SAR granted independently of an Option, the price per share of Common Stock as determined by the Administrator on the date of the grant; provided, however, that the price per share of Common Stock encompassed by the grant of a SAR shall not be less than the Fair Market Value on the date of grant.

1.17.	Option

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.18.	Participant

Participant means an employee of the Company or a Related Entity, a member of the Board or the board of directors of a Related Entity, who satisfies the requirements of Article IV and is selected by the Administrator to receive an award of Stock Units, a Stock Award, an Option, a SAR, or a combination thereof.

1.19.	Performance Criteria

Performance Criteria means one or more of (a) cash flow and/or free cash flow (before or after dividends), (b) earnings per share (including earnings before interest, taxes, depreciation and amortization) (diluted and basic earnings per share), (c) the price of Common Stock, (d) return on equity, (e) total shareholder return, (f) return on capital (including return on total capital or return on invested capital), (g) return on assets or net assets, (h) market capitalization, (i) total enterprise value (market capitalization plus debt), (j) economic value added, (k) debt leverage (debt to capital), (l) revenue, (m) income or net income to common shareholders, (n) net interest income, (o) operating profit or net operating profit, (p) net interest margin, (q) return on operating revenue, (r) cash from operations, (s) operating ratio, (t) asset quality ratios, and (u) market share.

1.20.	Plan

Plan means the Hampton Roads Bankshares, Inc. 2011 Omnibus Incentive Plan.

1.21.	Related Entity

With respect to an option qualifying under Section 422 of the Code (an “incentive stock option”), or intended to so qualify, Related Entity means any “subsidiary corporation” within the meaning of Section 424(f) of the Code or “parent corporation” within the meaning of Section 424(e) of the Code with respect to the Company.  As to all other Awards, Related Entity means any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, beginning with the corporation or other entity in which the Company has a controlling

Hampton Roads Bankshares, Inc.
2011 Omnibus Incentive Plan (as revised)

interest. For this purpose, “controlling interest” is intended to have the same meaning as in Treasury Regulations Section 1.409A-1(b)(5)(iii)(E)(1).

1.22.	SAR

SAR means a stock appreciation right that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value.  References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.23.	Section 409A

Section 409A means Section 409A of the Code and Treasury Regulations and other guidance thereunder.

1.24.	Stock Award

Stock Award means Common Stock awarded to a Participant under Article VIII, including shares issued in settlement of benefit obligations under other incentive, bonus or deferral plans of the Company (if any) or any successor plans thereto.

1.25.	Stock Units

Stock Units means an award, in the amount determined by the Administrator and specified in an Agreement, stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive for each specified share either a share of Common Stock or payment equal to the Fair Market Value of Common Stock on the date of payment or a combination thereof.

1.26.	Transaction

Transaction has the meaning ascribed in Section 11.01(a) of the Plan.

Hampton Roads Bankshares, Inc.
2011 Omnibus Incentive Plan (as revised)

ARTICLE II

PURPOSES

The Plan is intended to assist the Company and Related Entities in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and the Related Entities and to associate their interests with those of the Company and its shareholders.  The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, and the grant of SARs, Stock Awards, Incentive Awards, and Stock Units.  No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option.  The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

Hampton Roads Bankshares, Inc.
2011 Omnibus Incentive Plan (as revised)

Article III

ADMINISTRATION

The Plan shall be administered by the Administrator.  The Administrator shall have authority to grant Stock Awards, Stock Units, Options and SARs upon such terms (not inconsistent with the provisions of this Plan), as the Administrator may consider appropriate.  Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, Incentive Awards, or an award of Stock Units, including by way of example and not of limitation, requirements that the Participant complete a specified period of employment or service with the Company or a Related Entity, requirements that the Company achieve a specified level of financial performance or that the Company achieve a specified level of financial return.  Notwithstanding any such conditions, the Administrator may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or non-forfeitable or both, or the time at which an award of Stock Units or Incentive Award may be settled.  In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan.  The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator.  Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive.  Neither the Administrator nor any member of the Committee or any delegate of the Committee shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan or with respect to any Agreement, Option, SAR, Stock Award or award of Stock Units.  All expenses of administering this Plan shall be borne by the Company, a Related Entity or a combination thereof.

The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards (i) to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) that are not intended to qualify as “performance based compensation” for purposes of Section 162(m) of the Code.  The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

Hampton Roads Bankshares, Inc.
2011 Omnibus Incentive Plan (as revised)

Article IV

ELIGIBILITY

Any employee of the Company, any member of the Board, and any employee or member of the board of directors of a Related Entity (including a corporation that becomes a Related Entity after the adoption of this Plan), is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed or can be expected to contribute to the profits or growth of the Company or a Related Entity.

Hampton Roads Bankshares, Inc.
2011 Omnibus Incentive Plan (as revised)

Article V

STOCK SUBJECT TO PLAN

5.01.	Shares Issued

Upon the award of shares of Common Stock pursuant to a Stock Award or in settlement of an award of Stock Units or Incentive Awards, the Company may issue shares of Common Stock from its authorized but unissued Common Stock.  Upon the exercise of any Option or SAR the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

5.02.	Aggregate Limit

The maximum aggregate number of shares of Common Stock that may be issued under this Plan, pursuant to the exercise of SARs and Options and the grant of Stock Awards and the settlement of Stock Units and Incentive Awards is 13,675,000 shares. The maximum aggregate number of shares that may be issued under this Plan and the maximum number of shares that may be issued as Stock Awards and in settlement of Stock Units and Incentive Awards shall be subject to adjustment as provided in Article XII.

5.03.	Reallocation of Shares

(a)           If an Award under the Plan (or portion thereof) is forfeited, is cancelled, expires, lapses or otherwise is terminated without being exercised or payment having been made in shares of Common Stock, the shares of Common Stock allocable to the forfeited, cancelled, expired, lapsed or otherwise terminated Award (or portion thereof) shall not be available for Awards to be granted under the Plan.

(b)             Shares of Common Stock that are tendered by a Participant or withheld as full or partial payment of withholding or other taxes with respect to an Award or as payment for the exercise of an Option, under this Plan shall not be reallocated to the number of shares of Common Stock available for Awards to be granted under this Plan.

(c)           Awards valued by reference to Common Stock that may be settled in equivalent cash value will count as shares of Common Stock delivered to the same extent as if the Award were settled in shares of Common Stock.  Awards that by their terms do not permit settlement in shares of Common Stock shall not reduce the number of shares of Common Stock available for issuance under the Plan.  Settlement of Incentive Awards will reduce the number of shares of Common Stock available for issuance to the extent settled in Common Stock.

(d)           Shares of Common Stock delivered under the Plan in settlement of an Award issued or made (i) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an acquired entity or (ii) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the

Hampton Roads Bankshares, Inc.
2011 Omnibus Incentive Plan (as revised)

extent that the exemption for transactions in connection with mergers and acquisitions from the stockholder approval requirements of any national securities exchange on which the Common Stock is listed applies.

Consistent with the requirements specified above in this Section 5.03, the Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national securities exchange on which the Common Stock is listed or any applicable regulatory requirement.

Hampton Roads Bankshares, Inc.
2011 Omnibus Incentive Plan (as revised)

Article VI

OPTIONS

6.01.	Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by each such award; provided, however, that no Participant may be granted Options in any calendar year covering more than 7,750,000 shares of Common Stock.

6.02.	Option Price

The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted.  If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d)) of the Code more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation (within the meaning of Sections 424(e) and 424(f) of the Code) (a “Ten Percent Shareholder”), and an incentive stock option is granted to such employee, the Option price of such incentive stock option shall be not less than 110 percent of the Fair Market Value on the grant date.

6.03.	Maximum Option Period

The maximum period in which an Option may be exercised is ten years from the date such Option was granted.  The maximum period in which an incentive stock option granted to a Ten Percent Shareholder may be exercised is five years from the date such incentive stock option was granted.  The terms of any Option may provide that it has a term that is less than such maximum period.

6.04.	Nontransferability

Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution.  In the event of any transfer of an Option (by will or by the laws of descent and distribution), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.  Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant.  No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05.	Transferable Options

Section 6.04 to the contrary notwithstanding, to the extent the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant’s Family Member, subject to applicable securities law requirements as in effect from

Hampton Roads Bankshares, Inc.
2011 Omnibus Incentive Plan (as revised)

time to time. The holder of an Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not further transfer the Option except to the same extent as the Participant.  In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

6.06.	Employee Status

For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.07.	Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Related Entities) may not be first exercisable in a calendar year for stock having a Fair Market Value (determined as of the date an Option is granted) exceeding the limit prescribed by Section 422(d) of the Code.  An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised.  A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.  The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.  No Option may include provisions that “reload” the Option upon exercise.

6.08.	Payment

Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator.  Subject to rules established by the Administrator, and if provided in an Agreement, payment of all or part of the Option price may be made with shares of Common Stock, including by (i) surrender to the Company of shares of Common Stock and (ii) for Options not intended to be incentive stock options, receipt by the Participant of fewer shares that would otherwise be issuable on exercise of the option (“net exercise”).   If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value of the shares surrendered or withheld must not be less than the Option price of the shares for which the Option is being exercised.  Options may also be exercised through “cashless exercise” procedures approved by the Administrator involving a broker or dealer approved by the Administrator.

Hampton Roads Bankshares, Inc.
2011 Omnibus Incentive Plan (as revised)

6.09.	Shareholder Rights

No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.

6.10.	Disposition of Stock

A Participant shall notify the Company of any sale or other disposition of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant.  Such notice shall be in writing and directed to the Secretary of the Company.

Hampton Roads Bankshares, Inc.
2011 Omnibus Incentive Plan (as revised)

Article VII

SARS

7.01.	Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom SARs are to be granted and will specify the number of shares covered by each such award; provided, however, no Participant may be granted SARS in any calendar year covering more than 7,750,000 shares of Common Stock.  For purposes of the foregoing limit, an Option and Corresponding SAR shall be treated as a single award.  In addition, no Participant may be granted Corresponding SARs (under all incentive stock option plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds the limit prescribed by Section 422(d) of the Code.

7.02.	Maximum SAR Period

The maximum period in which a SAR may be exercised shall be ten years from the date such SAR was granted.  The terms of any SAR may provide that it has a term that is less than such maximum period.

7.03.	Nontransferability

Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution.  In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities.  Except as provided in Section 7.04, during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant.  No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04.	Transferable SARs

Section 7.03 to the contrary notwithstanding, to the extent the Agreement provides, a SAR that is not an incentive stock option may be transferred by a Participant to the Participant’s Family Member, subject to applicable securities law requirements as in effect from time to time. The holder of a SAR transferred pursuant to this Section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not further transfer the SAR except to the same extent as the Participant.  In the event of any transfer of a Corresponding SAR (by the Participant or his transferee), the Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities.

Hampton Roads Bankshares, Inc.
2011 Omnibus Incentive Plan (as revised)

7.05.	Exercise

Subject to the provisions of this Plan and the applicable Agreement, a SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option.  A SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised.  A partial exercise of a SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR.  The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.06.	Employee Status

If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

7.07.	Settlement

At the Administrator’s discretion, the amount payable as a result of the exercise of a SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock.  No fractional share will be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

7.08.	Shareholder Rights

No Participant shall, as a result of receiving a SAR, have any rights as a shareholder of the Company until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

Hampton Roads Bankshares, Inc.
2011 Omnibus Incentive Plan (as revised)

Article VIII

STOCK AWARDS

8.01.	Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by each such award; provided, however, that no Participant may receive Stock Awards in any calendar year for more than 3,875,000 shares of Common Stock.

8.02.	Vesting

The Administrator, on the date of the award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement.  By way of example and not of limitation, the restrictions may postpone transferability of the shares or may provide that the shares will be forfeited if the Participant separates from the service of the Company and its Related Entities before the expiration of a stated period or if the Company, a Related Entity, the Company and its Related Entities or the Participant fails to achieve stated performance objectives, including performance objectives stated with reference to Performance Criteria.  The Administrator, in its discretion, may waive the requirements for vesting or transferability for all or part of the shares subject to a Stock Award in connection with a Participant’s termination of employment or service, but only to the extent permitted by Section 162(m) of the Code and guidance thereunder in the case of Stock Awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code.

8.03.	Employee Status

In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or service, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

8.04.	Shareholder Rights

Prior to their forfeiture (to the extent permitted by the applicable Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable), a Participant will have all the rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares of Common Stock granted pursuant to a Stock Award (to the extent that such shares are so evidenced), and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each

Hampton Roads Bankshares, Inc.
2011 Omnibus Incentive Plan (as revised)

Stock Award.  The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are transferable and are no longer forfeitable.

Hampton Roads Bankshares, Inc.
2011 Omnibus Incentive Plan (as revised)

Article IX

STOCK UNITS

9.01.	Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an award of Stock Units is to be made and will specify the number of shares of Common Stock covered by each such award; provided, however, that no Participant may receive an award of Stock Units in any calendar year for more than 3,875,000 shares of Common Stock.

9.02.	Earning the Award

The Administrator, on the date of the grant of an award, shall prescribe that the Stock Units, or a portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the award of Stock Units, only upon the satisfaction of performance objectives or such other criteria as may be prescribed by the Administrator and set forth in the Agreement.  By way of example and not of limitation, the performance objectives or other criteria may provide that the Stock Units will be earned only if the Participant remains in the employ or service of the Company or a Related Entity for a stated period or that the Company, a Related Entity, the Company and its Related Entities or the Participant achieve stated objectives.  Notwithstanding the preceding sentences of this Section 9.02, the Administrator, in its discretion, may reduce the duration of the performance period and may adjust the performance objectives for outstanding Stock Units in connection with a Participant’s termination of employment or service, but only to the extent permitted by Section 162(m) of the Code and guidance thereunder in the case of Stock Units intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code.

9.03.	Payment

In the discretion of the Administrator, or as stated in the Agreement, the amount payable when an award of Stock Units is earned may be settled in cash, by the issuance of Common Stock or a combination of cash and Common Stock.  A fractional share shall not be deliverable when an award of Stock Units is earned, but a cash payment will be made in lieu thereof.

9.04.	Nontransferability

Except as provided in Section 9.05, Stock Units granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution.  No right or interest of a Participant in any Stock Units shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

Hampton Roads Bankshares, Inc.
2011 Omnibus Incentive Plan (as revised)

9.05.	Transferable Stock Units

Section 9.04 to the contrary notwithstanding, to the extent the Agreement provides, an award of Restricted Stock Units may be transferred by a Participant to the Participant’s Family Member, subject to applicable securities law requirements as in effect from time to time. The holder of Stock Units transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Restricted Stock Units during the period that they were held by the Participant; provided, however, that such transferee may not further transfer the Stock Units except to the same extent as the Participant.

9.06.	Employee Status

In the event that the terms of any Stock Unit award provide that no payment will be made unless the Participant completes a stated period of employment or service, the Administrator may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

9.07.	Shareholder Rights

No Participant shall, as a result of receiving an award of Stock Units, have any rights as a shareholder until and to the extent that the award of Stock Units is earned and settled by the issuance of Common Stock.  After an award of Stock Units is earned, if settled completely or partially in Common Stock, a Participant will have all the rights of a shareholder with respect to such Common Stock.

Hampton Roads Bankshares, Inc.
2011 Omnibus Incentive Plan (as revised)

Article X

INCENTIVE AWARDS

10.01.	Award

The Administrator shall designate Participants to whom Incentive Awards are made. All Incentive Awards shall be finally determined exclusively by the Administrator under the procedures established by the Administrator. With respect to an Incentive Award based on a performance period of one year, no Participant may receive an Incentive Award payment  in any calendar year that exceeds $1,500,000. With respect to an Incentive Award based on a performance period of more than one year, no Participant may receive an Incentive Award payment in any calendar year that exceeds the product of (i) $125,000 and (ii) the number of months in the performance period.

10.02.	Terms and Conditions

The Administrator, at the time an Incentive Award is made, shall specify the terms and conditions that govern the Award. Such terms and conditions shall prescribe that the Incentive Award shall be earned only if, and to the extent that, performance objectives are satisfied during a performance period of at least one year after the grant of the Incentive Award. The restrictions set forth in the Agreement must include the attainment of performance objectives, including performance objectives stated with reference to Performance Criteria. By way of example and not of limitation, the performance objectives may provide that the Incentive Award will be earned only if the Company, a Related Company or the Company and its Related Companies or the Participant achieves stated objectives, including objectives stated with reference to Performance Criteria. The Administrator, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award.  Notwithstanding the preceding sentences of this Section 10.02, the Administrator, in its discretion, may reduce the duration of the performance period and may adjust the performance objectives for outstanding Incentive Awards in connection with a Participant’s termination of employment or service, but only to the extent permitted by Section 162(m) of the Code and guidance thereunder in the case of Incentive Awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code.

10.03.	Payment

In the discretion of the Administrator, the Award payable when an Incentive Award is earned may be settled in cash, by the issuance of Common Stock, or a combination of cash and Common Stock.

Hampton Roads Bankshares, Inc.
2011 Omnibus Incentive Plan (as revised)

10.04.	Non-Transferability

Except as provided in Section 10.05, Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

10.05.	Transferable Incentive Awards

Section 10.04 to the contrary notwithstanding, an Incentive Award may be transferred, to the extent the Agreement provides, by a Participant to the Participant’s Family Member, subject to applicable securities law requirements as in effect from time to time. The holder of an Incentive Award transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Incentive Award during the period that it was held by the Participant; provided, however, that such transferee may not further transfer the Incentive Award except to the same extent as Participant.

10.06.	Employee Status

If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

10.07.	Stockholder Rights

No Participant shall, as a result of receiving an Incentive Award, have any rights as to stockholder of the Company or any Related Company on account of such Award until, and except to the extent that, the Incentive Award is earned and settled in shares of Common Stock.

Hampton Roads Bankshares, Inc.
2011 Omnibus Incentive Plan (as revised)

Article XI

ADJUSTMENT UPON CHANGE IN COMMON STOCK

11.01.	Antidilution Adjustments

(a)           To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, in the event of any corporate transaction or event such as a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination or other similar corporate transaction or other event which, in the judgment of the Committee, affects the Common Stock with respect to which Awards have been or may be issued under the Plan (any such transaction or event, a “Transaction”), then the Committee shall, in such manner as the Committee deems equitable: (A) make a proportionate adjustment in (1) the maximum number and type of securities as to which awards may be granted under this Plan, (2) the number and type of securities subject to outstanding Awards, (3) the grant or exercise price with respect to any such Award, (4) the performance targets and goals appropriate to any outstanding Awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, and (5) the per individual limitations on the number of securities that may be awarded under the Plan (any such adjustment, an “Antidilution Adjustment”); provided, in each case, that with respect to Options intended to be “incentive stock options,” no such adjustment shall be authorized to the extent that such adjustment would cause such options to violate Section 422(b) of the Code or any successor provision; with respect to all Options, no such adjustment shall be authorized to the extent that such adjustment violates the provisions of Treasury Regulation 1.424-1 and Section 409A of the Code or any successor provisions; with respect to all Awards, no such adjustment shall violate the requirements applicable to Awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code; and the number of shares of Stock subject to any Award denominated in shares shall always be a whole number; or (B) cause any Award outstanding as of the effective date of the Transaction to be cancelled in consideration of a cash payment or alternate Award (whether from the Company or another entity that is a participant in the Transaction) or a combination thereof made to the holder of such cancelled Award substantially equivalent in value to the fair value of such cancelled Award.  The determination of fair value shall be made by the Committee or the Board, as the case may be, in their sole discretion.  Any determination made by the Committee under this Section 11.01(a) shall be final and conclusive and shall be binding on all Participants.

(b)           Notwithstanding Section 11.01(a), the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Awards may be granted, the per individual limitations on the number of shares of Common Stock for which Awards may be granted or the terms of outstanding Awards.

Hampton Roads Bankshares, Inc.
2011 Omnibus Incentive Plan (as revised)

11.02.	Substitution of Awards

The Committee may make Awards in substitution for similar awards held by an individual who becomes an employee of the Company or a Related Entity in connection with a Transaction described in Section 11.01(a).  Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.

11.03.	Adjustment of Performance Goals

The Committee shall adjust performance goals established with respect to Performance Criteria (“Performance Goals”) (either up or down) and the level of an Award (intended to be performance-based compensation under Section 162(m) of the Code) that a Participant may earn under this Plan, but only to the extent permitted pursuant to Section 162(m) of the Code, if it determines that the occurrence of external changes or other unanticipated business conditions have materially affected the fairness of the goals and have unduly influenced the Company’s ability to meet them, including without limitation, events such as material acquisitions, changes in the capital structure of the Company, and extraordinary accounting changes.  In addition, Performance Goals and Awards conditioned on attainment thereof shall be calculated without regard to any changes in accounting standards that may be required by the Financial Accounting Standards Board after such Performance Goals are established.

Hampton Roads Bankshares, Inc.
2011 Omnibus Incentive Plan (as revised)

Article XII
COMPLIANCE WITH LAW AND APPROVAL
   OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, no book entry registration shall be made, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of any stock exchange on which the Company’s shares may be listed.  The Company shall have the right to rely on an opinion of its counsel as to such compliance.  Any share certificate or book entry notice issued to evidence Common Stock when a Stock Award is granted, an award of Stock Units or Incentive Award is settled or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations.  No Option or SAR shall be exercisable, no Stock Award or Stock Units or Incentive Award shall be granted, no Common Stock shall be issued, no book entry registration shall be made, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

Hampton Roads Bankshares, Inc.
2011 Omnibus Incentive Plan (as revised)

Article XIII

GENERAL PROVISIONS

13.01.	Effect on Employment and Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual any right to continue in the employ or service of the Company or a Related Entity or in any way affect any right or power of the Company or a Related Entity to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

13.02.	Unfunded Plan

The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan.  Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan.  No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

13.03.	Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference.  The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

13.04.	Tax Withholding

Each Participant shall be responsible for satisfying any income and employment tax withholding obligation attributable to participation in this Plan.  In accordance with procedures established by the Administrator, a Participant may surrender shares of Common Stock, or receive fewer shares of Common Stock than otherwise would be issuable, in satisfaction of all or part of the Participant’s minimum statutorily required withholding obligation.

13.05.	Section 409A

This Plan is intended to provide compensation that is exempt from or that complies with Section 409A, and the Plan’s terms and the terms of any Agreement shall be construed in a manner that is compliant with or exempt from the application of Section 409A, as appropriate.  For purposes of Section 409A, each payment under this Plan shall be deemed to be a separate payment.

Notwithstanding any provision of this Plan or an Agreement to the contrary, to the extent that any payments are subject to Section 409A, if the Participant is a “specified employee” within the meaning of Section 409A as of the date of the Participant’s termination of

Hampton Roads Bankshares, Inc.
2011 Omnibus Incentive Plan (as revised)

employment and the Company determines, in good faith, that immediate payment of any amounts or benefits under this Plan would cause a violation of Section 409A, then any amounts or benefits payable under this Plan upon the Participant’s “separation from service” within the meaning of Section 409A which (i) are subject to the provisions of Section 409A; (ii) are not otherwise exempt from Section 409A; and (iii) would otherwise be payable during the first six-month period following such separation from service, shall be paid on the first business day next following the earlier of (1) the date that is six months and one day following the date of termination or (2) the date of the Participant’s death.

13.06.	Tax Consequences

Nothing in this Plan or an Award Agreement shall constitute a representation by the Company to a Participant regarding the tax consequences of any Award received by a Participant under this Plan.  Although the Company may endeavor to (i) qualify an Award for favorable federal tax treatment or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable tax treatment.  The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under this Plan.

Hampton Roads Bankshares, Inc.
2011 Omnibus Incentive Plan (as revised)

Article XIV

AMENDMENT

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if required by applicable law or any exchange on which the Common Stock is listed. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Award outstanding at the time such amendment is made.

Hampton Roads Bankshares, Inc.
2011 Omnibus Incentive Plan (as revised)

Article XV

DURATION OF PLAN

No Award may be granted under this Plan more than ten years after the earlier of the date the Plan is adopted by the Board or the date that the Plan is approved by shareholders in accordance with Article XVII.  Awards granted before that date shall remain valid in accordance with their terms.

Hampton Roads Bankshares, Inc.
2011 Omnibus Incentive Plan (as revised)

Article XVI

EFFECTIVE DATE OF PLAN

Awards may be granted under this Plan upon its adoption by the Board, provided that no Award shall be exercisable or shall be settled, as the case may be, unless this Plan is approved by a majority of the votes cast by the Company’s shareholders, voting either in person or by proxy, at a duly held shareholders’ meeting at which a quorum is present or by unanimous consent.  Stock Awards may be granted under this Plan upon the later of its adoption by the Board or its approval by shareholders in accordance with the preceding sentence.